Exhibit 99.1

Tarsus Pharmaceuticals, Inc. Appoints Wendy Yarno to Board of Directors

IRVINE, Calif., Nov. 19, 2020 — GlobeNewswire — Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS), a late clinical-stage biopharmaceutical company whose mission is to discover and deliver breakthrough treatments to transform the lives of patients with common and poorly treated diseases, starting with the eye, today announced the appointment of Wendy L. Yarno to its Board of Directors and its audit committee. Ms. Yarno has more than 30 years of experience in the biopharmaceutical industry, as a public company director and product commercialization leader, including 26 years at Merck & Co. Inc.

While at Merck, Ms. Yarno held positions of increasing seniority, most recently as Chief Marketing Officer. In that position, she led a global organization charged with all aspects of commercialization of pharmaceuticals in more than 20 therapeutic areas. She also served as General Manager, Cardiovascular/Metabolic U.S. Business Unit, and as Merck’s Senior Vice President of Human Resources. Earlier in her career, she was Vice President of the Women’s Health Care franchise for Johnson & Johnson’s Ortho-McNeil Pharmaceutical subsidiary.

“We couldn’t be more excited to welcome Wendy to our board,” said Bobak Azamian, MD, PhD, CEO, Tarsus Pharmaceuticals, Inc. “As an experienced commercial leader with a proven record of success in biopharmaceuticals, Wendy brings the combination of business insights, board management, and people skills our organization requires to grow and thrive as we move closer to potential commercialization of our lead product, TP-03, for the treatment of Demodex blepharitis and advance our earlier stage pipeline.”

Ms. Yarno has served on the boards of several public and private biotechnology and medical device companies, including St. Jude Medical, Medivation, Alder Biopharmaceuticals, Aratana Therapeutics, and Myokardia. She currently serves on the boards of Global Blood Therapeutics, Ideaya Biosciences, and Inovio Pharmaceuticals. Ms. Yarno received a B.S. in business administration from Portland State University and an M.B.A. from Temple University, Fox School of Business.

“I am honored to join the Tarsus Board of Directors at this exciting moment in the company’s trajectory,” said Wendy Yarno. “Tarsus is committed to serving unmet clinical needs and providing transformational therapies across diverse categories, and I look forward to helping the company develop a robust commercial infrastructure as impactful as the therapies we are developing.”

About Tarsus Pharmaceuticals, Inc.

Tarsus Pharmaceuticals, Inc. is a late clinical-stage biopharmaceutical company whose mission is to discover and deliver breakthrough treatments to transform the lives of patients with common and poorly treated diseases, starting with the eye. It is advancing its pipeline to address several diseases across therapeutic categories including eye care, dermatology, and other diseases with high, unmet needs. Its lead product candidate, TP-03, is a novel therapeutic in Phase 2b/3 that is being developed for the treatment of Demodex blepharitis.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding future events and Tarsus’ plans for and the anticipated benefits of its product candidates, the timing, objectives and results of the clinical studies and anticipated regulatory and development milestones. The words, without limitation, “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, and are detailed from time to time in the reports Tarsus files with the Securities and Exchange Commission, copies of which are posted on its website and are available from Tarsus without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Tarsus’ management team and speak only as of the date hereof, and Tarsus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Allison Howell

Pascale Communications, LLC

allison@pascalecommunications.com